Filed Pursuant to Rule 424(b)(5)

Registration No. 333-298693

Prospectus Supplement

(to Prospectus Dated September 11, 2026)

Up to $8,500,000 of Ordinary Shares

On September 18, 2026, we entered into an At-The-Market Sales Agreement, or the Sales Agreement, with BTIG, LLC, or the Sales Agent, relating to the sale of our ordinary shares, no par value per share, or the Ordinary Shares, covered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may elect to sell from time to time through the Sales Agent Ordinary Shares having an aggregate offering price of up to $8,500,000 under this prospectus supplement and the accompanying prospectus. However, we are not obligated to sell any Ordinary Shares pursuant to the Sales Agreement.

Our Ordinary Shares are listed on NYSE American under the symbol “NSRX”. The last reported sale price of our Ordinary Shares on the NYSE American on September 17, 2026 was $3.53 per share.

If we elect to sell any shares pursuant to this prospectus supplement and the accompanying prospectus, such sales, if any, may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE American LLC, or the NYSE American, the existing trading market for our Ordinary Shares, or any other existing trading market in the United States for our Ordinary Shares, or by any other method permitted by law.

The Sales Agent is not required to sell any specific amount of our Ordinary Shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a commission up to 3% of the gross proceeds for any Ordinary Shares sold hereunder. In connection with any sales of the Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

On September 18, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $26,904,184, based on 11,713,808 Ordinary Shares outstanding and 6,561,996 shares held by non-affiliates and a per share price of $4.10 based on the closing sale price of our Ordinary Shares on August 27, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the Securities Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the risks described in the “Risk Factors” section on page S-3 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the SEC, nor any state or foreign securities commission, has approved nor disapproved these securities or determined if this prospectus supplement or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG

The date of this prospectus supplement is September 18, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “Nasus,” “we,” “us” and “our” in this prospectus supplement refer to Nasus Pharma Ltd., a company organized under the laws of the State of Israel, and its subsidiary, Nasus Pharma, Inc., taken as a whole unless the context requires otherwise.

Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “NIS” are to New Israeli Shekels and references to “dollars”, “USD” or “$” are to U.S. dollars.

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Ordinary Shares pursuant to this prospectus supplement and important business information about us and also adds to and updates information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the offering being made pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-298693) that we filed with the SEC using a “shelf” registration process, which was declared effective by the SEC on September 11, 2026.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated herein and therein by reference and described in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before investing in our Ordinary Shares.

We have not, and the Sales Agent has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and accompanying prospectus and any related free writing prospectus filed by us with the SEC. Neither we nor the Sales Agent have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We take no responsibility for, and provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should not assume that the information in this prospectus supplement and accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus entitled “Risk Factors”, in our Annual Report on Form 20-F for the year ended December 31, 2025, or the 2025 Annual Report, and in our other documents incorporated herein by reference.

Overview

We are a clinical-stage specialty pharmaceutical company focused on the development of innovative intranasal products. Intranasal administration is especially suitable for medical emergencies when prompt drug administration is critical, since the nose is lined up with a very rich vascular bed enabling quick drug absorption. We are developing a unique powder-based intranasal, or PBI, technology with a specialized product portfolio to address acute medical conditions and public health threats. We believe that PBI may be superior over liquid-based solutions due to potentially significantly higher dispersion of powder throughout the nasal cavity, thus creating a larger absorption area and enabling more rapid and higher drug absorption. In addition, the uniform spherical powder particles of our proprietary formulation may enhance the consistency and reliability of the delivered dose. The initial clinical trials of our PBI products involving different molecules performed thus far have demonstrated quicker and higher drug absorption over similar solution-based nasal products. However, to date we have only tested our product candidates on a relatively small patient population and none of our products have been approved by the U.S. Food and Drug Administration, or the FDA. Prior to obtaining FDA approval of any of our product candidates, we will need to perform additional clinical testing of our product candidates to confirm any benefits and advantages our products may have over similar nasal products.

Our mission is to offer better protection to patients during acute, severe and life-threatening medical conditions by an effective, user-friendly and immediately active PBI specialized products. To help achieve this we are focused on developing NS002, an Intranasal Epinephrine, and we have also been developing NS001, an Intranasal Naloxone, which we have paused, planning to pursue partnering opportunities for further development of NS001. We currently have no FDA-approved products. Development and regulatory approval of NS002 and NS001 will require significant costs and our success will depend, in part, on gaining market acceptance. In order to gain market acceptance in the United States, we will require specific approval from the FDA for our product candidates. We intend to seek approval of NS002 as an approved molecule and a new delivery route (with EpiPen autoinjector as the reference device) under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, or FFDCA, and the comparable hybrid pathway in the European Union, or EU, though the FDA may not agree our candidates satisfy the requirements. To date we have conducted a twelve-patient pilot study and a twelve patients Phase 2 study of NS002 which was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. The pharmacokinetic, or PK, results of our Phase 2 study are in line with the known attributes of our nasal powder technology, namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to intramuscular, or IM, Epinephrine injections. In November 2025, we launched an additional Phase 2 study for NS002 in Canada, an open-label, fixed-sequence trial designed to evaluate the pharmacokinetic parameters and hemodynamic responses of NS002 compared to EpiPen in 50 healthy adults with a history of allergic rhinitis. In March 2026, we announced positive topline results from this Phase 2 study. We intend to initiate an additional Phase 2 study evaluating self-administration, and we plan to initiate our pivotal clinical Phase 3 study in the fourth quarter of 2026, prior to submission to the FDA for marketing approval. We also intend to separately perform various stability, reliability, usability, preclinical and pediatric studies. We have submitted an IND application for NS002 to the FDA, during the third quarter of 2026, which is currently under FDA review.

To date, we have incurred significant operating losses, generated no revenues from existing products, and as of June 30, 2026, our accumulated deficit was $24.5 million. We expect that we will need to raise substantial additional funding in the future.

Corporate Information

We are an Israeli corporation and are incorporated under the name Nasus Pharma Ltd. On August 12, 2025, we completed our initial public offering of Ordinary Shares on the NYSE American, or the Initial Public Offering. Our mailing address is P.O. Box 284, Tel Aviv, Israel 6100201, and our telephone number in Israel is +972 3-573-6632. Our website address is https://www.nasuspharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

S-1

THE OFFERING

Ordinary Shares Offered by Us	Up to $8,500,000 of Ordinary Shares.

Ordinary Shares to be Outstanding after this Offering	Up to 14,042,575 Ordinary Shares may be outstanding following consummation of this offering, assuming the sale of 2,328,767 Ordinary Shares, based on the assumed public offering price of $3.65 per Ordinary Share, which was the last reported sale price of our Ordinary Shares on the NYSE American on September 14, 2026. The actual number of Ordinary Shares issued will depend on whether and to what extent we elect to sell shares pursuant to this prospectus supplement and the price at which such Ordinary Shares are actually sold during this offering.

Plan of Distribution	The Sales Agent may, according to the terms of the Sales Agreement, sell the Ordinary Shares offered under this prospectus supplement in an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act. The Sales Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to make sales of the Ordinary Shares offered hereby. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering for ongoing clinical development of NS002 for anaphylaxis treatment, the initiation of clinical studies for other products in our pipeline and for working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk Factors	Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement beginning on page S-3, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our securities.

NYSE American Market Symbol	“NSRX”

The number of shares to be outstanding after this offering above is based on 11,710,808 Ordinary Shares outstanding as of June 30, 2026 and excludes:

●	1,023,177 Ordinary Shares reserved for issuance under our 2019 Incentive Option Plan, consisting of (i) 817,566 Ordinary Shares issuable upon the exercise of outstanding share options, (ii) 105,612 Ordinary Shares reserved for future grants under the 2019 Incentive Option Plan, and (iii) 100,000 Ordinary Shares available for issuance under the Sub-Plan for U.S. Persons to the 2019 Incentive Option Plan;

●	37,614 Ordinary Shares issuable upon the exercise of warrants issued to the underwriters in connection with our initial public offering, at an exercise price of $10.00 per Ordinary Share; and,

●	2,695,425 Ordinary Shares issuable upon the exercise of warrants issued in a private placement offering in February 2026, at an exercise price of $6.53 per Ordinary Share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants described above.

S-2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in our 2025 Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed Reports of Foreign Private Issuer on Form 6-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our Ordinary Shares could decline and you could lose all or part of your investment in our securities.

Risks Related to this Offering

We do not know whether a market for our Ordinary Shares will be sustained or what the market price of our Ordinary Shares will be and as a result it may be difficult for you to sell your shares.

Although our Ordinary Shares are listed on the NYSE American, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares, may impair our ability to raise capital to continue to fund operations by selling shares, and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Moreover, the liquidity of our Ordinary Shares is limited. Among other factors, the number of Ordinary Shares that can be bought and sold at a given price may result in lower prices for our Ordinary Shares and a larger spread between the bid and ask prices therefor. In addition, because we do not have a large float, our Ordinary Shares are less liquid than the shares of companies with broader public ownership and, as a result, the trading price of our Ordinary Shares may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our Ordinary Shares. Trading of a relatively small volume of our Ordinary Shares may have a greater impact on the trading price of our shares than would be the case if our public float were larger. We cannot predict the prices at which our Ordinary Shares will trade in the future.

The Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy Ordinary Shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold in this offering, and there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described in “Use of Proceeds.” Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds from this offering. You will be relying on the judgment of our management with respect to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you agree. It is possible that the net proceeds will be invested or otherwise used in a manner that does not yield a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

S-3

You will experience immediate dilution.

The offering price for the Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value of each outstanding share of our Ordinary Shares. Purchasers of Ordinary Shares in this offering will experience immediate dilution on a book value basis. Following this offering, there will be an immediate increase in net tangible book value of approximately $0.42 per share to our existing shareholders, and an immediate dilution of $2.29 per share to new investors purchasing shares in this offering, assuming that an aggregate of 2,328,767 Ordinary Shares are sold at a public offering price of $3.65 per share, the last reported sale price of our Ordinary Shares on the NYSE American on September 14, 2026, for aggregate gross proceeds of approximately $8,500,000 and after deducting estimated commissions and estimated offering expenses payable by us. If the holders of outstanding options or other securities convertible into our Ordinary Shares exercise those options or other such securities at prices below the offering price, you will incur further dilution. Please see the section in this prospectus supplement titled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase Ordinary Shares in this offering pursuant to sales by us under the Sales Agreement. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per Ordinary Share in this offering. Any future issuance of additional Ordinary Shares or equity-linked securities could result in substantial dilution to our existing shareholders and could adversely affect the market price of our Ordinary Shares.

Sales of a substantial number of our Ordinary Shares, or the perception that such sales might occur, could adversely affect the trading price of our Ordinary Shares.

As of September 18, 2026, we had 11,713,808 Ordinary Shares outstanding, excluding Ordinary Shares issuable upon exercise of outstanding warrants and shares that are issuable under our existing equity compensation plan. In addition, we may issue and sell additional Ordinary Shares in the public markets, including under this prospectus supplement and the accompanying prospectus. Sales of a substantial number of our Ordinary Shares in the public markets, including during this offering, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our Ordinary Shares.

The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Ordinary Shares sold by the Sales Agent following the delivery of a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set in the applicable placement notice. Because the price of each Ordinary Share sold will fluctuate based on the market price of our Ordinary Shares during the applicable sales period, it is not possible to predict the number of Ordinary Shares that will be ultimately sold or the aggregate proceeds we will receive from sales under the Sales Agreement.

Because we do not intend to declare or pay cash dividends on our Ordinary Shares in the foreseeable future, shareholders must rely on appreciation of the value of our Ordinary Shares for any return on their investment.

We have never declared or paid cash dividends on our Ordinary Shares. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, under the Israeli Companies Law, 5759-1999 (the “Companies Law”), the declaration and payment of dividends are subject to the discretion of our board of directors and to statutory restrictions, including the profit and solvency tests, and there can be no assurance that we will be permitted to pay dividends in the future. As a result, capital appreciation, if any, of our Ordinary Shares will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Ordinary Shares if the price of our Ordinary Shares increases beyond the price in which you originally acquired the Ordinary Shares.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Our forward-looking statements include, but are not limited to, statements regarding us or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute our shareholders’ ownership interests;

●	the regulatory pathways that we may elect to utilize in seeking EMA, FDA and other regulatory approvals;

●	obtaining EMA and FDA approval of, or other regulatory action in Europe or the United States and elsewhere with respect to Intranasal Epinephrine, Intranasal Naloxone or other product candidates that we may seek to develop;

●	the commercial launch and future sales of Intranasal Epinephrine or any other future product candidates;

●	our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

●	third-party payor reimbursement for Intranasal Epinephrine;

S-5

●	our estimates regarding anticipated expenses, capital requirements, and our needs for additional financing;

●	changes to the patient market size and market adoption of Intranasal Epinephrine by physicians and patients;

●	the timing, cost, regulatory approvals or other aspects of the commercial launch of Intranasal Epinephrine;

●	submission of a Marketing Authorization Application, or MAA, and a New Drug Application, or NDA with the EMA and FDA for Intranasal Epinephrine;

●	completion and receiving favorable results of clinical trials for Intranasal Epinephrine and Intranasal Naloxone;

●	our ability to raise capital through the issuance of additional securities;

●	issuance of patents to us by the U.S. PTO and other governmental patent agencies and our ability to maintain, protect, and enhance our intellectual property;

●	the development and commercialization, if any, of any other product candidates that we may seek to develop;

●	the ability of our management team to lead the development of our product candidates;

●	our expectations regarding licensing, acquisitions, and strategic operations;

●	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing;

●	projected capital expenditures and liquidity;

●	the impact of competition and new technologies;

●	changes in our strategy;

●	litigation; and

●	our expectations related to the use of proceeds from this offering.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2025 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-6

USE OF PROCEEDS

Pursuant to the Sales Agreement, we may issue and sell Ordinary Shares having an aggregate offering price of up to $8,500,000 from time to time under this prospectus supplement and the accompanying prospectus. The amount of proceeds from this offering will depend upon the aggregate number of Ordinary Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Ordinary Shares under this offering, nor are the actual proceeds to us from this offering currently determinable.

We intend to use the net proceeds from this offering for ongoing clinical development of NS002 for anaphylaxis treatment, the initiation of clinical studies for other products in our pipeline and for working capital and general corporate purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, timing and progress of our clinical trials, regulatory and competitive environment and other factors that management believes are appropriate. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

S-7

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2026.

●	on an actual basis; and

●	on an as adjusted basis, to give effect to the assumed sale of an aggregate of 2,328,767 Ordinary Shares in this offering at an assumed public offering price of $3.65, the last reported sale price of our Ordinary Shares on the NYSE American on September 14, 2026, for aggregate gross proceeds of approximately $8,500,000, after deducting estimated commissions and offering expenses payable by us.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2026 and “Management’s Discussion and Analysis of Financial Condition and results of Operations for the Six Months Ended June 30, 2026” attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K, furnished with the SEC on August 17, 2026 and incorporated by reference in this prospectus supplement.

U.S. dollars in thousands	As of June 30, 2026 (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$7,818	$15,886
Restricted cash	86	86
Short-term deposit	4,000	4,000
Cash, cash equivalents, restricted cash and short-term deposit	11,904	19,972

Shareholders’ equity:
Ordinary Shares, no par value; 50,000,000 shares authorized and 11,710,808 shares issued as of June 30, 2026
Additional paid-in capital	35,458	43,526
Accumulated deficit	(24,462)	(24,462)
Total shareholders’ equity	$10,996	$19,064
Total capitalization	$10,996	$19,064

The information presented in the table above is based on 11,710,808 Ordinary Shares outstanding as of June 30, 2026, and does not include the following as of that date:

●	1,023,177 Ordinary Shares reserved for issuance under our 2019 Incentive Option Plan, consisting of (i) 817,566 Ordinary Shares issuable upon the exercise of outstanding share options, (ii) 105,612 Ordinary Shares reserved for future grants under the 2019 Incentive Option Plan, and (iii) 100,000 Ordinary Shares available for issuance under the Sub-Plan for U.S. Persons to the 2019 Incentive Option Plan;

●	37,614 Ordinary Shares issuable upon the exercise of warrants issued to the underwriters in connection with our initial public offering, at an exercise price of $10.00 per Ordinary Share; and

●	2,695,425 Ordinary Shares issuable upon the exercise of warrants issued in a private placement offering in February 2026, at an exercise price of $6.53 per Ordinary Share.

S-8

DILUTION

If you invest in the Ordinary Shares being offered by this prospectus supplement and the accompanying prospectus, you will suffer immediate dilution in the net tangible book value per Ordinary Share. Our net tangible book value as of June 30, 2026 was approximately $11.0 million, or approximately $0.94 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding as of June 30, 2026.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by new investors participating in this offering and the net tangible book value per share of our Ordinary Shares immediately after this offering. After giving effect to the sale by us of Ordinary Shares in this offering, assuming that an aggregate of 2,328,767 Ordinary Shares are sold at an assumed public offering price of $3.65 per share, the last reported sale price of our Ordinary Shares on the NYSE American on September 14, 2026, for aggregate gross proceeds of approximately $8,500,000, and after deducting the estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2026 would have been approximately $19.1 million, or approximately $1.36 per share. This represents an immediate increase of $0.42 in net tangible book value per share to our existing shareholders and an immediate dilution of $2.29 per share to new investors of Ordinary Shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share	$3.65
Net tangible book value per share as of June 30, 2026	$0.94
Increase in net tangible book value per share attributable to existing shareholders	$0.42
Adjusted net tangible book value per share as of June 30, 2026, after giving effect to the offering	$1.36
Dilution per share to new investors	$2.29

The above discussion and table are based on 11,710,808 Ordinary Shares outstanding as of June 30, 2026, and does not include the following as of that date:

●	1,023,177 Ordinary Shares reserved for issuance under our 2019 Incentive Option Plan, consisting of (i) 817,566 Ordinary Shares issuable upon the exercise of outstanding share options, (ii) 105,612 Ordinary Shares reserved for future grants under the 2019 Incentive Option Plan, and (iii) 100,000 Ordinary Shares available for issuance under the Sub-Plan for U.S. Persons to the 2019 Incentive Option Plan;

●	37,614 Ordinary Shares issuable upon the exercise of warrants issued to the underwriters in connection with our initial public offering, at an exercise price of $10.00 per Ordinary Share; and

●	2,695,425 Ordinary Shares issuable upon the exercise of warrants issued in a private placement offering in February 2026, at an exercise price of $6.53 per Ordinary Share.

To the extent that any of these outstanding options or warrants are exercised or we issue additional Ordinary Shares under our equity incentive plan, there will be further dilution to new investors. In addition, we may choose to raise additional capital at any time, including during this offering, due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with BTIG, LLC under which we may offer and sell our Ordinary Shares from time to time through BTIG, LLC as Sales Agent. A copy of the Sales Agreement will be filed as an exhibit to a report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

BTIG will use commercially reasonable efforts to sell on our behalf all Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the Sales Agreement. We may instruct BTIG not to sell our Ordinary Shares if the sales cannot be effected at or above the price designated by us in any instruction. We or BTIG may suspend the offering of our Ordinary Shares upon proper notice and subject to other conditions, as further described in the Sales Agreement.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the Sales Agreement generally, BTIG may sell our Ordinary Shares by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through NYSE American or on any other existing trading market for our Ordinary Shares, or any other method permitted by applicable law. BTIG will provide written confirmation to us by 5:30 p.m. Eastern Time of the day on which our Ordinary Shares is sold under the Sales Agreement. Each such confirmation will include the number of shares of our Ordinary Shares sold on such day, the volume-weighted average price of the shares sold, and the net proceeds to us in connection with such sales.

We will pay BTIG commissions for its services in acting as sales agent in the sale of our Ordinary Shares. BTIG will be entitled to compensation in an amount up to 3.0% of the gross sales price of the Ordinary Shares sold through it as sales agent under the Sales Agreement. We have also agreed to reimburse BTIG for the out-of-pocket reasonable fees and disbursements of its legal counsel in an amount not to exceed $75,000 in connection with the establishment of this “at the market offering” program in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for this offering, excluding compensation payable to BTIG under the terms of the Sales Agreement, will be approximately $176,905.

Settlement for sales of our Ordinary Shares will occur on the first business day following the date on which any such sales are made, or on some other date that is agreed upon by us and BTIG in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and BTIG may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report as promptly as practicable after the close of each of our second and fourth fiscal quarters, or on such other dates as required under the Securities Act or under interpretations by the Commission thereof, the number of shares of our Ordinary Shares sold through BTIG, as sales agent, under the Sales Agreement, and the net proceeds to us in connection with such sales.

BTIG and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. BTIG and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our Ordinary Shares on our behalf, BTIG will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to BTIG will be deemed to be underwriting commissions or discounts. We have agreed to indemnify BTIG against specified liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments that BTIG may be required to make because of such liabilities.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement. The Sales Agreement may be terminated by BTIG or us at any time upon specified prior written notice.

The address of BTIG is 65 East 55th Street, New York, New York 10022.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement nor any other offering material or advertisements in connection with the Ordinary Shares offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-10

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, a repurchase of our own shares is considered a distribution.

Under the Companies Law, we may make distributions, including the declaration and payment of dividends, only if, as determined by our board of directors, there is no reasonable concern that the distribution will prevent us from satisfying our existing and foreseeable obligations as they become due, which is referred to as the “Solvency Test.” In addition, unless otherwise permitted under applicable law, the amount of any distribution is limited to the greater of our retained earnings and our earnings generated over the two most recent years, in each case according to our then most recently reviewed or audited financial statements, provided that the end of the period covered by such financial statements is not more than six months prior to the date of the distribution, less prior distributions, if any, not already reflected in such financial statements, which is referred to as the “Profit Test.” If we do not satisfy the “Profit Test,” we may seek court approval to make a distribution. The court may approve such distribution if it is satisfied that there is no reasonable concern that the distribution will prevent us from satisfying our existing and foreseeable obligations as they become due.

However, under the Companies Regulations (Reliefs for Companies Whose Securities are Listed for Trading on Stock Exchanges Outside of Israel), 5760-2000, as amended (the “Relief Regulations”), an Israeli company whose shares are listed outside of Israel is permitted to repurchase its own shares, even if the Profit Test is not satisfied, without court approval. This exemption is subject to certain conditions, including that the repurchase satisfies the Solvency Test and that no creditor objection is filed with the court. If a creditor objects to the repurchase, court approval will be required.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The validity of the Ordinary Shares offered hereby and certain other matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain matters of U.S. federal law will be passed upon for us by Paul Hastings LLP, New York, New York, counsel for the Sales Agent in connection with this offering.

EXPERTS

The financial statements of Nasus Pharma Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

S-11

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act as applicable to foreign private issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information. In addition, our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting provisions thereof.

The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at https://nasuspharma.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC to register the securities to be offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC from the SEC’s website listed above. Statements contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

S-12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and certain information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K, submitted to the SEC on March 25, 2026 (excluding the second paragraph of Exhibit 99.1), on June 9, 2026 (excluding the fourth paragraph of Exhibit 99.1), July 28, 2026 (excluding the second, third and fourth paragraphs of Exhibit 99.1), August 17, 2026 (excluding the first paragraph thereof of Exhibit 99.1), August 19, 2026 (excluding the second and third paragraphs of Exhibit 99.1), September 4, 2026, September 14, 2026 (excluding the second paragraph of Exhibit 99.1), September 18, 2026 and;

●	The description of our securities contained in our Form 8-A (File No. 001-42796), filed with the SEC on August 8, 2025, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Report of Foreign Private Issuer on Form 6-K subsequently submitted to the SEC by identifying in such Report of Foreign Private Issuer on Form 6-K that it is being incorporated by reference into this prospectus supplement (including any such Report of Foreign Private Issuer on Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: P.O. Box 284, Tel Aviv, Israel 6100201, Attention: Brendan O’Grady, Chief Executive Officer.

S-13

PROSPECTUS

$50,000,000

NASUS PHARMA LTD.

Ordinary Shares

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares. Each time we sell Ordinary Shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the Ordinary Shares.

Our Ordinary Shares are listed on the NYSE American LLC, or NYSE American, under the symbol “NSRX.” On August 31, 2026, the last reported sale price of our Ordinary Shares on NYSE American was $4.084 per share.

On August 31, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $22,718,539, based on 11,713,808 Ordinary Shares outstanding and 5,541,107 shares held by non-affiliates and a per share price of $4.10 based on the closing sale price of our Ordinary Shares on August 27, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are subject to reduced public company reporting requirements.

Investing in the Ordinary Shares involves a high degree of risk. Risks associated with an investment in the Ordinary Shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 4 of this prospectus.

The Ordinary Shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the Ordinary Shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Ordinary Shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC, nor any other state or other foreign securities commission, has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  September 11, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our Ordinary Shares.

Each time we sell Ordinary Shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying the Ordinary Shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these Ordinary Shares and it is not soliciting an offer to buy these Ordinary Shares in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any state or jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company,” and “Nasus” refer to Nasus Pharma Ltd. and its subsidiary, Nasus Pharma, Inc., unless the context otherwise requires.

Our reporting and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels and references to “dollars”, “USD” or “$” are to U.S. dollars.

This prospectus contains trademarks, trade names and service marks, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ii

ABOUT OUR COMPANY

We are a clinical-stage specialty pharmaceutical company focused on the development of innovative intranasal products. Intranasal administration is especially suitable for medical emergencies when prompt drug administration is critical, since the nose is lined up with a very rich vascular bed enabling quick drug absorption. We are developing a unique powder-based intranasal, or PBI, technology with a specialized product portfolio to address acute medical conditions and public health threats. We believe that PBI may be superior over liquid-based solutions due to potentially significantly higher dispersion of powder throughout the nasal cavity, thus creating a larger absorption area and enabling more rapid and higher drug absorption. In addition, the uniform spherical powder particles of our proprietary formulation may enhance the consistency and reliability of the delivered dose. The initial clinical trials of our PBI products involving different molecules performed thus far have demonstrated quicker and higher drug absorption over similar solution-based nasal products. However, to date we have only tested our product candidates on a relatively small patient population and none of our products have been approved by the U.S. Food and Drug Administration, or the FDA. Prior to obtaining FDA approval of any of our product candidates, we will need to perform additional clinical testing of our product candidates to confirm any benefits and advantages our products may have over similar nasal products.

Our mission is to offer better protection to patients during acute, severe and life-threatening medical conditions by an effective, user-friendly and immediately active PBI specialized products. To help achieve this we are focused on developing NS002, an Intranasal Epinephrine, and we have also been developing NS001, an Intranasal Naloxone, which we have paused, planning to pursue partnering opportunities for further development of NS001. We currently have no FDA-approved products. Development and regulatory approval of NS002 and NS001 will require significant costs and our success will depend, in part, on gaining market acceptance. In order to gain market acceptance in the United States, we will require specific approval from the FDA for our product candidates. We intend to seek approval of NS002 as an approved molecule and a new delivery route (with EpiPen autoinjector as the reference device) under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, or FFDCA, and the comparable hybrid pathway in the European Union, or EU, though the FDA may not agree our candidates satisfy the requirements. To date we have conducted a twelve-patient pilot study and a twelve patients Phase 2 study of NS002 which was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. The pharmacokinetic, or PK, results of our Phase 2 study are in line with the known attributes of our nasal powder technology, namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to intramuscular, or IM, Epinephrine injections. In November 2025, we launched an additional Phase 2 study for NS002 in Canada, an open-label, fixed-sequence trial designed to evaluate the pharmacokinetic parameters and hemodynamic responses of NS002 compared to EpiPen in 50 healthy adults with a history of allergic rhinitis. In March 2026, we announced positive topline results from this Phase 2 study. We intend to initiate an additional Phase 2 study evaluating self-administration, and we plan to initiate our pivotal clinical Phase 3 study in the fourth quarter of 2026, prior to submission to the FDA for marketing approval. We also intend to separately perform various stability, reliability, usability, preclinical and pediatric studies. We have not yet made an IND application for NS002. IND submission for NS002 is planned for the third quarter of 2026 following the completion of the additional Phase 2 studies.

In addition to our two main products, Intranasal Epinephrine and Intranasal Naloxone, we are exploring other potential indications for which our PBI technology may be applicable, including:

●	NS003: An Intranasal Ondansetron powder nasal spray for the treatment of intractable vomiting;

●	NS004: A Metabolic Indication; and

●	NS005: A Cardiovascular Indication for the treatment of acute seizures.

1

The following graphic depicts the stages of development of our products and potential products.

We have conducted feasibility studies to evaluate the potential of developing nasal powder formulations for ondansetron, atropine, and midazolam. These studies included small-scale manufacturing, analytical method development, and, in the case of atropine, preclinical PK evaluations in animals. The results of these studies are summarized below.

NS003: Intranasal Ondansetron

A lab-scale proof-of-concept study demonstrated the feasibility of producing ondansetron hydrochloride as a nasal powder formulation. Small-scale manufacturing yielded a white, flowable powder with no aggregation issues, and an appropriate analytical method was developed to characterize the formulation. The total yield was 77.8%, with an assay result of 352 mg/g of ondansetron hydrochloride. Based on these findings, the maximum dose of the active ingredient that can be incorporated into the device as a solo API is 20 mg.

NS003 is our proprietary intranasal powder formulation of ondansetron, for the treatment of chemotherapy-induced and post-operative nausea and vomiting. In June 2026, we announced positive results from completed preclinical animal studies of NS003, which demonstrated a pharmacokinetic profile comparable to intravenous ondansetron and a favorable safety profile. We plan to initiate a first-in-human pharmacokinetic study in the third quarter of 2026.

NS004: Metabolic Indication

NS004 is our proprietary formulation of an injectable product commonly used in the metabolic space. NS004 is currently in the preclinical development stage, with first-in-human phase 1 studies expected to initiate in the second half of 2026.

NS005: Cardiovascular Indication

NS005 is our proprietary formulation of an oral product commonly used in cardiovascular diseases. NS005 is currently in the formulation development stage.

Our platform technology can also be incorporated into other products as it has been tested with additional preclinical and in-vitro molecules based on our proprietary nasal powder formulation and technology, including intranasal midazolam powder nasal spray for the treatment of acute seizures, intranasal atropine powder nasal spray for the treatment of organophosphate poisoning and intranasal ondansetron powder nasal spray for the treatment of intractable vomiting. Competition in the pharmaceutical industry is intense, with many competitors possessing greater resources, experience and market presence.

2

To date, we have incurred significant operating losses, generated no revenues from existing products, and as of June 30, 2026, our accumulated deficit was $24.5 million. We expect that we will need to raise substantial additional funding in the future.

Corporate Information

We are an Israeli corporation and are incorporated under the name Nasus Pharma Ltd. On August 12, 2025, we completed our initial public offering of Ordinary Shares on the NYSE American, or the Initial Public Offering. Our mailing address is P.O. Box 284, Tel Aviv, Israel 6100201, and our telephone number in Israel is +972 3-573-6632. Our website address is https://www.nasuspharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act and not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our principal shareholders are exempt from the requirements to report transactions in our equity securities, and our officers, directors and principal shareholders are exempt from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE American Listing Rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company,” until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

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RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, or the 2025 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Our forward-looking statements include, but are not limited to, statements regarding us or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

● the regulatory pathways that we may elect to utilize in seeking EMA, FDA and other regulatory approvals;

● obtaining EMA and FDA approval of, or other regulatory action in Europe or the United States and elsewhere with respect to Intranasal Epinephrine, Intranasal Naloxone or other product candidates that we may seek to develop;

● the commercial launch and future sales of Intranasal Epinephrine or any other future product candidates;

● our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

● third-party payor reimbursement for Intranasal Epinephrine;

● our estimates regarding anticipated expenses, capital requirements, and our needs for additional financing;

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● changes to the patient market size and market adoption of Intranasal Epinephrine by physicians and patients;

● the timing, cost, regulatory approvals or other aspects of the commercial launch of Intranasal Epinephrine;

● submission of an Marketing Authorization Application, or MAA, and New Drug Application, or NDA with the EMA and FDA for Intranasal Epinephrine;

● completion and receiving favorable results of clinical trials for Intranasal Epinephrine and Intranasal Naloxone;

● our ability to raise capital through the issuance of additional securities;

● issuance of patents to us by the U.S. PTO and other governmental patent agencies and our ability to maintain, protect, and enhance our intellectual property;

● the development and commercialization, if any, of any other product candidates that we may seek to develop;

● the ability of our management team to lead the development of our product candidates;

● our expectations regarding licensing, acquisitions, and strategic operations;

● general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing;

● projected capital expenditures and liquidity;

● the impact of competition and new technologies;

● changes in our strategy; and

● litigation.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2025 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2026.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2026 and our management’s discussion and analysis of financial condition and results of operations for such period included as Exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K furnished with the SEC on August 17, 2026.

U.S. dollars in thousands	As of June 30, 2026
(Unaudited)
Cash and cash equivalents	$7,818
Restricted cash	86
Short-term deposit	4,000
Cash, cash equivalents, restricted cash and short-term deposit	11,904

Shareholders’ equity:
Ordinary Shares, no par value; 50,000,000 shares authorized and 11,710,808 shares issued as of June 30, 2026
Additional paid-in capital	35,458
Accumulated deficit	(24,462)
Total shareholders’ equity	$10,996
Total capitalization	$10,996

The information presented in the table above is based on 11,710,808 Ordinary Shares outstanding as of June 30, 2026, and does not include the following as of that date:

●	1,023,177 Ordinary Shares reserved for issuance under our 2019 Incentive Option Plan, consisting of (i) 817,566 Ordinary Shares issuable upon the exercise of outstanding share options, (ii) 105,612 Ordinary Shares reserved for future grants under the 2019 Incentive Option Plan, and (iii) 100,000 Ordinary Shares available for issuance under the Sub-Plan for U.S. Persons to the 2019 Incentive Option Plan;

●	37,614 Ordinary Shares issuable upon the exercise of warrants issued to the underwriters in connection with our initial public offering, at an exercise price of $10.00 per Ordinary Share; and;

●	2,695,425 Ordinary Shares issuable upon the exercise of warrants issued in a private placement offering in February 2026, at an exercise price of $6.53 per Ordinary Share.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our Ordinary Shares in this offering for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF OUR ORDINARY SHARES

The following descriptions of our share capital and provisions of our amended and restated articles of association, or Articles of Association, are summaries, do not purport to be complete, and are qualified in their entirety by reference to our Articles of Association, Israeli law, and any other documents referenced.

In connection with our IPO, we effected a 1-for-4.77008 forward share split of our Ordinary Shares on August 6, 2025. Unless the context otherwise requires, all share and per-share amounts in this prospectus reflect this forward share split and the related adjustments to outstanding options and warrants.

General

As of September 1, 2026, our authorized share capital consisted of 50,000,000 Ordinary Shares, no par value per share, of which 11,713,808 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our registration number with the Israeli Registrar of Companies is 516022712. Our Ordinary Shares have been listed on the NYSE American under the symbol “NSRX” since August 13, 2025.

Conversion of Classes of Ordinary Shares

Following the completion of the IPO in August 2025, all of our Class A, Class A-1, Class A-2, Class A-3, Class A-3A, and Class A-3B Ordinary Shares outstanding were automatically converted into Ordinary Shares.

Ordinary Shares

In the last three years, we have issued 3,000 Ordinary Shares for share options exercised as part of our option plan.

Our Articles of Association

Purposes and Objects of our Company

Our purpose is set forth in Article 3 of our Articles of Association and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our Articles of Association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether annual or special, with each Ordinary Share entitling the holder thereof, which attends the meeting and participates in the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

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Election of Directors

Pursuant to our Articles of Association, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors until the third annual general meeting (except for external directors) or until their successors are duly elected and qualified, or until he or she resigns or unless he or she is removed by a resolution adopted at an annual general meeting by a majority of 70% of the voting power represented at the meeting in person or by proxy and voting thereon, in accordance with the Companies Law and our Articles of Association.

Our Articles of Association provide for a staggered board of directors consisting of three classes of directors. Our directors are generally elected and/or re-elected by the general meeting and, other than under certain exceptions, serve in office until the third annual general meeting after the general meeting in which such director was appointed, at which time such directors may be re-elected or replaced.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and at least 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power, or the Non Exempted Holding.

However, under exemptions applicable to Israeli companies whose securities are listed for trade on stock exchanges outside of Israel, or the Exemptions Regulations, the board of directors of an Israeli company shall convene a special meeting at the request of one or more shareholders holding at least 10% of the issued and outstanding share capital, and at least 1% of the voting rights in the company, or one or more shareholders holding at least 10% of the voting rights in the company, provided that if the applicable law to companies incorporated in the country in which the company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than 10%, then the Non Exempted Holding shall apply.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter on the agenda of the general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such matter at the general meeting of shareholders.

However, under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include a nomination of a candidate for a position on the board of directors or the termination of a director, as an item on the agenda of a future general meeting, provided that the shareholder holds at least 5% of the voting rights of the company.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which according to the Companies Law may be between four (4) and sixty (60) days prior to the date of the meeting, as applicable according to the matters on the general meeting agenda. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;

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●	the exercise of powers of our board of directors in a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	dissolution of the Company by the court and voluntary dissolution of the Company in a regular or an expedited procedure.

Notices

Under our Articles of Association, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The provisions of the Companies Law and the regulations promulgated thereunder require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 (as applicable) days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law and pursuant to our Articles of Association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged to the adjourned meeting, if the original meeting was convened upon the request of shareholders, one or more shareholders present in person or by proxy holding the number of shares required to make such request (10%) shall constitute a quorum, but in any other case any number of shareholders participating in the meeting, shall constitute a quorum.

Adoption of Resolutions

Our Articles of Association provide that resolutions amending provisions of our Articles of Association related to the staggered board of directors and the composition of our board of directors, as well as a resolution to dismiss a director, will require an affirmative vote of 70% of the voting power represented at a general meeting and voting thereon. Other than that, and unless otherwise required under the Companies Law, all resolutions of our shareholders require a simple majority vote. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares may be adopted by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

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Our Articles of Association provide that an increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof shall not be deemed to modify, derogate or cancel the rights attached to the previously issued shares of such class or of any other class.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

Our Articles of Association provide for a staggered board of directors, which mechanism may delay, defer or prevent a change of control of our board of directors. Other than that, there are no specific provisions of our Articles of Association that would have an effect of delaying, deferring or preventing a change in control of our Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us or our subsidiary. However, as described below, certain provisions of the Companies Law may have such effect.

Merger

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” hereof will be defined as described in section 275(a)(3) of the Companies Law as:

● at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

● the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

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Special Tender Offer

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemptions Regulations, the aforesaid limitations do not apply for an Israeli company whose shares are listed outside of Israel, provided that the applicable law as applicable to companies incorporated in the country in which the company is listed for trade, provides a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

Full Tender Offer

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Tax Treatment

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our authorized share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any authorized share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Exclusive Forum

Our Articles of Association provide that unless our Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring any interest in any security of our Company, shall be deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.

Borrowing Powers

Pursuant to the Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by the Company’s shareholders in a General Meeting, including the power to borrow money for company purposes.

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PLAN OF DISTRIBUTION

We may sell the Ordinary Shares being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the Ordinary Shares being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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If underwriters are used in the sale, they will acquire the Ordinary Shares for their own account and may resell the Ordinary Shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Ordinary Shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the Ordinary Shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the Ordinary Shares offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell Ordinary Shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of Ordinary Shares and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell Ordinary Shares directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the Ordinary Shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the Ordinary Shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the Ordinary Shares, the underwriters may bid for or purchase Ordinary Shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Ordinary Shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the Ordinary Shares to the extent that it discourages resale of the Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our Ordinary Shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees, accounting fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $35,905 which at the present time include the following categories of expenses:

SEC registration fee	$6,905
Legal fees and expenses	$15,000
Accounting fees and expenses	$9,000
Miscellaneous expenses	$5,000
Total	$35,905

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our Ordinary Shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

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LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus and other legal matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Additional legal matters may be passed upon for us, selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Nasus Pharma Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial portion of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

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●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, the judgement does not conflict with any other valid judgments in the same matter between the same parties, and an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K, submitted to the SEC on March 25, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the second paragraph thereof), June 9, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the fourth paragraph thereof), July 28, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the second, third and fourth paragraphs thereof), August 17, 2026 (with respect to the press release attached therewith as Exhibit 99.3, excluding the first paragraph thereof), and August 19, 2026 (with respect to the press release attached therewith as Exhibit 99.1, excluding the second and third paragraphs thereof), and;

●	The description of our securities contained in our Form 8-A (File No. 001-42796), filed with the SEC on August 8, 2025, as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Reports on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Report on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Report on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: P.O. Box 284, Tel Aviv, Israel 6100201, or via e-mail: eyalr@NasusPharma.com, Attention: Eyal Rubin, Chief Financial Officer and Executive Vice President.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Our principal shareholders are exempt from the reporting provisions contained in Section 16 of the Exchange Act, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.nasuspharma.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

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Up to $8,500,000 of Ordinary Shares

Prospectus Supplement

BTIG

September 18, 2026